QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement No. 333-33999 of Tyco International Ltd. on Form S-8 of our report dated June 23, 2005, relating to the financial statements of the Tyco International (US) Inc. Retirement Savings and Investment Plan II as of and for the years ended December 31, 2004 and 2003, which appears in this Form 11-K.

/s/ MITCHELL & TITUS, LLP New York, New York June 27, 2005

QuickLinks

Consent of Independent Registered Public Accounting Firm